Exhibit 10.11
EMPLOYEE CONFIDENTIALITY, NON-COMPETITION, AND
NON-SOLICITATION AGREEMENT
This Confidentiality, Non-Competition, and Non-Solicitation Agreement (“Agreement”) is entered into this _____ day of _________________, 20__, by Under Armour, Inc. (together with its affiliates, the “Company”) and ______________________________ (“Employee”).
EXPLANATORY NOTE
Employee recognizes that Employee has had or will have access to confidential business information during the course of his or her employment, the improper disclosure or use of which during or after Employee’s employment would create unfair competition and would likely cause substantial loss and harm to the Company. Employee may also be provided specialized training by the Company and be responsible for generating and/or maintaining the goodwill of the Company with its Customers, Suppliers, employees and others. Employee further acknowledges that employment or continued employment with the Company is based on Employee’s agreement to abide by the covenants contained herein.
NOW THEREFORE, in consideration of Employee’s employment or continued employment with the Company and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:
1.Confidentiality. Employee acknowledges Employee’s fiduciary duty and duty of loyalty to the Company, and the obligations arising from them not to disclose business information provided or acquired on a confidential basis. Further, Employee acknowledges that the Company, in reliance on this Agreement, will provide Employee access to trade secrets, customers, proprietary data and/or other Confidential Information. Employee agrees to retain this information as confidential and not to use this information for Employee’s personal benefit or the benefit of anyone other than the Company or to disclose it to any third party, except when required to do so to properly perform duties for the Company. Further, as a condition of employment, during the time Employee is employed by the Company and continuing after any termination of Employee’s employment, Employee agrees to protect and hold in a fiduciary capacity for the benefit of the Company all Confidential Information, as defined below, unless Employee is required to disclose Confidential Information pursuant to the terms of a valid and effective order issued by a court of competent jurisdiction or a governmental authority. In the event that Employee receives an order or other legal demand, such as a subpoena, discovery request, or order of a court or other body having jurisdiction over such matter, to produce any Confidential Information or other information concerning the Company, Employee agrees to promptly provide the Company with written notice of such subpoena, order, demand or discovery request so that the Company may timely move to quash if appropriate. Employee shall use Confidential Information solely for the purpose of carrying out those duties assigned to Employee and not for any other purpose. The disclosure of Confidential Information to Employee shall not be construed as granting to Employee any license under any copyright, trade secret, or right of ownership or any other right to use the Confidential Information whatsoever.
(a)    For purposes of this Agreement, “Confidential Information” shall mean all information concerning the Company’s business that is not generally known to the public and which became known to the Employee in the course of or by virtue of employment with the Company.

Confidential Information shall include, but shall not be limited to designs, drawings, formulas, processes, methods, techniques, systems, models, samples, prototypes, contracts, reports, letters, notes, intellectual property, trade secrets and/or know-how, technical information, financial information and metrics (whether historical, projections or forecasts), and information concerning advertising, pricing, costs, business planning, operations, procedures, services, potential services, products, potential products, products under development, production, purchasing, marketing, sales, personnel (including identities, contact information, skills, performance, salary and benefits of other employees), customers, suppliers, or other information of the Company; any papers, data, records, devices, equipment, compilations, invoices, customer or supplier lists or contact information, compilations of names and addresses, or documents of the Company; any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; and any other information, written, oral, electronic, or retained in Employee’s memory, whether existing now or at some time in the future, whether pertaining to current or future developments or prospects, and whether created, revealed or accessed during the Employee’s employment, which pertains to the Company’s affairs or interests or with whom or how the Company does business. The Company acknowledges and agrees that Confidential Information shall not include information which is or becomes publicly available other than as a result of a disclosure by the Employee or through other wrongful means.
(b)    Employee shall promptly notify the Company if he or she has reason to believe that the unauthorized use, possession, or disclosure of any Confidential Information has occurred or may occur.
(c)    All physical or otherwise transferrable items containing Confidential Information, including, but not limited to documentary, electronic or other recorded versions of any Confidential Information, shall remain the exclusive and confidential property of the Company and shall be immediately returned, along with any copies or notes that Employee made thereof or therefrom, to the Company when Employee ceases employment with the Company. Employee further agrees to immediately return upon request by the Company copies of any Confidential Information contained on Employee’s home computer, portable computer or other data storage device (including but not limited to cell phones, zip drives, PDAs, iPads, etc.). Employee agrees to delete or destroy all copies of Confidential Information that are stored on any devices, networks, storage locations or media not owned by the Company and in Employee’s possession or control. Employee also agrees to allow the Company, in its discretion at the termination of Employee’s employment and thereafter upon reasonable notice and for reasonable cause, access to any home computer, portable computer or other data storage device maintained by Employee, including but not limited to, for the purpose of determining whether said Confidential Information has been misappropriated. Employee further acknowledges that all documents and records relating to Company business, including but not limited to those that he or she prepares or assists in preparing during employment with the Company, belong to the Company and Employee agrees to promptly return them and all other property belonging to the Company, upon the termination of Employee’s employment. Additionally any personal mobile device used to perform work for the Company or on the Company’s behalf is subject to the Company’s Bring Your Own Device to Work Policy and thus subject to the Company’s right to remove any Confidential Information from those devices as more specifically described in the Bring Your Own Device to Work Policy.

2.    Ownership of Works for Hire.
(a)    Employee agrees that any inventions, ideas, developments, methods, improvements, discoveries, innovations, software, works of authorship and any other intangible property, whether patentable or not, that are developed (in whole or in part), considered, contemplated or reduced to practice by Employee or under his or her direction or jointly with others during his or her employment with the Company, whether or not during normal working hours or on the premises of the Company, shall be considered “Works for Hire” for the exclusive use by and benefit of the Company. Employee will make full and prompt disclosure to the Company of all such Works for Hire. Regardless of such disclosure, the Company shall own all rights to any Works for Hire, including without limitation all related patent rights and copyrights, items and developments that are subject to being patented and copyrighted, and the right to market (or not to market) any such property, and Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his or her rights, title and interest in and to all Works for Hire and all related patents, patent applications, copyrights and copyright applications.
(b)    Employee agrees to cooperate fully with the Company, both during and after his or her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Works for Hire. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney that the Company may deem necessary or desirable in order to protect its rights and interests in any Works for Hire.
(c)    The Employee specifically acknowledges that his or her compensation and benefits constitute full payment for any Works for Hire and waives any claim of right to such Works for Hire, which Employee further acknowledges belong entirely to the Company.
(d)    The Company may, at its election and in its discretion, waive and/or relinquish any of its rights of ownership and royalties with respect to any Works for Hire, by agreeing to do so in a written instrument executed by the Company.
3.    Definitions. For purposes of this Agreement, the following terms have the meanings defined below.
(a)    “Competitor Businesses” shall mean any business that at the time the Company seeks to enforce this covenant:
(1)    competes with the Company in the business of premium branded performance athletic (a) apparel, (b) footwear, (c) equipment and/or (d) accessories (including, for example, and not by way of limitation, companies such as Nike, Adidas, Reebok, lululemon, Columbia, New Balance, Brooks, Puma or other premium athletic brands); or
(2)    competes with any other line of business that the Company is involved with at the time of Employee’s termination and in relation to which line of business Employee had access to and/or knowledge of Confidential Information or had engaged in establishing goodwill for the Company with its Customers or Suppliers.

(b)    “Customer” shall mean any individual, business, or entity that (a) purchased products or services from the Company within the final twelve (12) months of Employee’s employment; and (b) Employee had business contact with or provided services to, whether individually or with others, on behalf of the Company during the final twelve (12) months of Employee’s employment. “Prospective Customer” shall mean any individual, business, or entity that Employee solicited or pursued, or assisted in soliciting or pursuing within the final twelve (12) months of Employee’s employment for the purpose of selling products or services of the Company. Customers or Prospective Customers include, but are not limited to wholesale distribution channels, which include independent and specialty retailers, institutional athletic departments, leagues and teams, national and regional sporting goods chains and department store chains.
(c)    “Supplier” shall mean any individual, business, or entity (a) from whom the Company purchased products or services within the final twelve (12) months of Employee’s employment; and (b) with whom Employee had business contact and obtained products and services on behalf of the Company during the final twelve (12) months of Employee’s employment. “Prospective Supplier” shall mean any individual, business, or entity with whom Employee had business contact with and from whom Employee sought to obtain products or services from on behalf of the Company in the final twelve (12) months of Employee’s employment. Suppliers or Prospective Suppliers include but are not limited to consultants, vendors, factories, and mills.
4.    Non-Competition. Employee hereby covenants and agrees that at no time during the Employee’s employment with the Company and for a period of one (1) year immediately following termination of Employee’s employment with the Company, whether voluntary or involuntary (the “Restricted Period”), shall Employee, without the prior written consent of the Company:
(a)    directly or indirectly work for, be contracted to or contract with, or provide strategic advice to a Competitor Business in a capacity that is the same as or similar to the capacity in which Employee worked for the Company and/or in a capacity in which Employee’s knowledge of the Company’s Confidential Information, and/or previous establishment of goodwill for the Company with its Customers or Suppliers, would be of value in Employee’s work for the Competitor Business; or
(b)    compete with the Company directly or indirectly as employee, principal, agent, contractor, or otherwise in the sale or licensing of any products or services that at the time the Company seeks to enforce this Agreement, are competitive with the products or services developed, marketed, or sold by the Company and about which products and services Employee’s knowledge of the Company’s Confidential Information and/or previous establishment of goodwill with Customers or Suppliers would be of value in competing with the Company.
5.    Non-Solicitation and Non-Interference. Employee hereby covenants and agrees that at no time during the Restricted Period shall the Employee:
(a)    directly or indirectly solicit or influence, or contact for purposes of soliciting or influencing, any Customer or Supplier, or Prospective Customer or Supplier, to terminate or adversely modify its relationship with the Company or to do business with a Competitor Business instead of the Company, nor shall Employee assist others in any such soliciting, influencing, contacting, communicating, or otherwise diverting such business; or

(b)    directly or indirectly interfere with any transaction, agreement or business relationship in which the Company was involved during the Employee’s employment with the Company and about which Employee is aware because of his/her employment with the Company; or
(c)    directly or indirectly solicit or induce any then-current employee of the Company that the Employee worked with or came to know as a result of Employee’s employment with the Company, to leave employment with the Company, or interfere in any way with such employment, and will not participate in the hiring of any such employee, including, without limitation, by identifying or targeting the Company’s employees for that purpose and/or engaging them in new employment. Employee further agrees not to contact any such employee of the Company or to cause the employee to be contacted for the purpose or foreseeable effect of causing or inducing the employee to leave the Company’s employment; or
(d)    act in any way, directly or indirectly, with the purpose or effect of soliciting, diverting or taking away any Customer or Supplier of the Company.
6.    Additional Consideration. As additional consideration for the Non-Competition obligations described in Paragraph 4 above, should the Company pursuant to those obligations require Employee to refrain from accepting employment or other work he or she has been offered that the Company, in its discretion, believes would violate Employee’s obligations, the Company shall pay Employee an amount equal to sixty percent (60%) of Employee’s weekly base pay as of the date of Employee’s termination from the Company (“Non-Competition Payment”). The Non-Competition Payment shall begin when the Company advises Employee of its belief that the proposed employment would violate the Employee’s non-compete obligations and shall continue throughout the remaining duration of the Restricted Period. The Non-Competition Payment shall be paid in accordance with the Company’s customary pay practices in effect at the time each payment is made, and shall be reduced by (a) the amount of severance, if any, that Employee receives from the Company; and (b) the amount of any pay received during the Restricted Period from employment in any capacity to the extent that any such salary exceeds forty percent (40%) of Employee’s base pay as of the date of Employee’s termination from employment, annualized or pro-rated to correspond with the remaining portion of the Restricted Period following the job offer. (By way of example, assuming an Employee’s remaining Restricted Period following a job offer is six (6) months and that his or her base pay at the time of termination was $100,000, the Non-Competition Payment would not be reduced unless the salary earned by the Employee during the Restricted Period exceeded $20,000. In the event the salary earned during the Restricted Period exceeds this threshold, the Non-Competition Payment will be reduced, or eliminated, pro rata.).
7.    Notification of New Employment. Employee acknowledges and agrees that for a period of one (1) year following the date of termination of Employee’s employment with the Company, Employee will inform the Company, prior to the acceptance of any job or any work as an independent contractor, of the identity of any new employer or other entity to which Employee is providing consulting or other services, along with Employee’s starting date, title, job description, salary, and any other information that the Company may reasonably request to confirm Employee’s compliance with the terms of this Agreement. Failure to provide all of this information to the Company may result in forfeiture of the Non-Competition Payment described above.

8.    Reasonableness of Restrictions. Employee acknowledges and represents that he or she fully understands this Agreement and has had the opportunity to have it explained by legal counsel of his or her choosing. Employee acknowledges that the restrictions imposed by this Agreement are fair and reasonably required for the protection of the Company and its legitimate business interests, and will not preclude Employee from becoming gainfully employed following the termination, for any reason, of Employee’s employment with the Company. Employee acknowledges that these covenants have substantial and immeasurable value to the Company.
9.    NOTICE OF IMMUNITY UNDER THE DEFEND TRADE SECRETS ACT.  Employee is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that:
(a)    Is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of the law; or
(b)    Is made in a complaint or other document filed under seal in a lawsuit or other proceeding.
Employee is further notified that if Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Employee may disclose the employer’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.
10.    Injunctive Relief. Employee acknowledges and agrees that in the event of a violation or threatened violation of any provision of this Agreement, the Company will sustain irreparable harm and will have the full right to seek injunctive relief, in addition to any other available remedies.
11.    Survivability. This Agreement shall remain binding in the event of Employee’s termination of employment with the Company for any reason.
12.    Extension. Employee further acknowledges that if Employee is found to have violated any restriction in Paragraphs 4 or 5 above, that the time period for such restriction will be extended by one day for each day of Employee’s failure either to comply with said restriction or to take prompt corrective action to make the Company whole for any breach, up to a maximum extension equal to the original Restricted Period. In the event of such a breach, the Company shall be entitled to the entry of an injunction enforcing the covenant for such an extended period. The Company also shall be entitled to a preliminary injunction, enforcing the covenant for up to such an extended period, if trial on the merits in any pending enforcement litigation has not yet occurred or concluded, if the covenant otherwise will lapse from expiration of the period originally prescribed for its operation, and if the Company satisfies the requirements warranting preliminary relief, except that the threat of irreparable injury will be presumed from the impending lapse of the covenant.
13.    Assignment. Although Employee shall not have the right to assign this Agreement, it is nevertheless binding on his or her heirs and executors, and on the Company’s successors and assigns.

14.    Governing Law and Consent to Jurisdiction. The formation, construction and interpretation of this Agreement, including but not limited to its enforceability, shall at all times and in all respects be governed by the laws of the State of Maryland, without reference to its conflict-of-law rules. The Company has the right to enforce this Agreement or pursue claims relating to it in any forum having jurisdiction. Any legal action that Employee initiates against the Company that relates in any way to this Agreement, including, without limitation, for a declaratory judgment, will be brought exclusively in the state courts of Maryland. If the Company elects to sue in Maryland for any claim relating in any way to this Agreement, Employee agrees to waive any defense of lack of personal jurisdiction or improper venue. Employee also agrees that the existence of any asserted claim or cause of action he or she has or believes he or she has against the Company, or asserted breach of duty by the Company, whether or not based on this Agreement, shall not constitute a defense to the enforcement by the Company of the restrictive covenants above.
15.    Severable Provisions. The provisions of this Agreement are severable, including each of the obligations in Paragraphs 4 and 5. In the event that the provisions of this Agreement should ever be deemed to exceed the limitations permitted by applicable laws, Employee and the Company agree that such provisions shall be reformed to the maximum limitations permitted by the applicable laws. Further, any invalidity or unenforceability shall affect only the provision or provisions deemed unenforceable, and shall not make any other provision in this Agreement invalid or unenforceable.
16.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the specific covenants and obligations herein and supersedes any and all negotiations, discussions and prior understandings concerning the creation or operation of those specific covenants and obligations. No provision of this Agreement may be changed except by written agreement signed by both Employee and an officer of the Company.
17.    WAIVER OF JURY TRIAL. THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, OR CROSSCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.
IN WITNESS WHEREOF, the Parties have executed the Agreement as of the date first above written.
UNDER ARMOUR, INC.

By:

Name:

Title:
EMPLOYEE

(signature)

Print Name: